EXHIBIT  5


                            THERMO INSTRUMENT SYSTEMS INC.
                                 1275 HAMMERWOOD AVENUE
                              SUNNYVALE, CALILFORNIA 94089
                                   (617) 622-1000






                                           December 12, 1996



        VIA EDGAR TRANSMISSION
        ----------------------

        Securities and Exchange Commission
        Judiciary Plaza
        450 Fifth Street, N.W.
        Washington, D.C. 20549

             Re:  Registration Statement on Form S-3
                  Relating to 2,174,948 Shares of Common Stock,
                  Par Value $.10 Per Share,
                  of Thermo Instrument Systems Inc.
                  -------------------------------------------------

        Dear Sirs:

             I am General Counsel to Thermo Instrument Systems Inc. (the "Company") and have acted as counsel in connection with the registration under the Securities Act of 1933, as amended (the "Act"), on Form S-3 of 2,174,948 shares of the Company's Common Stock, par value $.10 per share (the "Shares"), which may from time to time be issued by the Company upon conversion of the Company's 4 1/2% Senior Convertible Debentures due 2003 (the "Debentures").

             I or members of my staff have reviewed the corporate proceedings taken by the Company with respect to the authorization of the issuance of the Shares. I or members of my staff have also examined and relied upon the originals or copies, certified or otherwise authenticated to our satisfaction, of all corporate records, documents, agreements or other instruments of the Company and have made all investigations of law and have discussed with the Company's representatives all questions of fact as deemed necessary or appropriate.

             Based upon and subject to the foregoing, I am of the opinion that the Shares have been duly authorized by the Company and when issued by the Company pursuant to the terms of the Debentures, will be validly issued, fully paid and non-assessable.
PAGE

             Pursuant to the requirements of the Act, I hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement, including any amendments thereto, and to the use of my name under the caption "Legal Opinion" in the prospectus constituting a part thereof.

                                           Very truly yours,

                                           /s/Seth H. Hoogasian
                                           Seth H. Hoogasian
                                           General Counsel

        SHH/mlw